Exhibit 10.6

THIRD AMENDMENT OF PURCHASE AND SALE AGREEMENT

WHEREAS, on November 16, 2006, Smith Production Inc. (“Smith”), a Texas corporation, as seller, and Edge Petroleum Exploration Company (“Edge”), a Delaware corporation, as purchaser, entered into two different Purchase and Sale Agreements, each Purchase and Sale Agreement being effective as of January 1, 2007, at 12:01 a.m., but each Purchase and Sale Agreement covering different oil and gas properties.

WHEREAS, in order to differentiate one Purchase and Sale Agreement from the other for purposes of description and reference in this Third Amendment of Purchase and Sale Agreement  (the “Amendment”), Edge and Smith stipulate and agree that (i) the Purchase and Sale  Agreement in which the first page of Exhibit 1.2(a) Leases describes the Angelita Prospect in San Patricio County, Texas shall be described as “Purchase and Sale Agreement #1” and (ii) the Purchase and Sale Agreement in which the first page of Exhibit 1.2(a) Leases describes the Black Stone Prospect in Hidalgo County, Texas shall be described as “Purchase and Sale Agreement #2.”

WHEREAS, this Amendment pertains only to Purchase and Sale Agreement #1 which is referred to in this Amendment as the “Agreement”.

WHEREAS, Smith and Edge amended the Agreement by First Amendment of Purchase and Sale Agreement executed on December 15, 2006.

WHEREAS, Smith and Edge amended the Agreement by Second Amendment of Purchase and Sale Agreement executed on January 15, 2007.

WHEREAS, Smith and Edge desire to amend the Agreement a final time as set forth below by executing this Amendment.

NOW THEREFORE, for valuable consideration received, Smith and Edge hereby amend the Agreementas follows:

1. Section 11.3(a) of the Agreement is amended by adding the following at the end of the section: “Notwithstanding anything to the contrary set forth in this Section 11.3(a), Seller and Purchaser agree and stipulate that, in the event of Closing, Purchaser hereby assumes, becomes liable for, agrees to perform and discharge all obligations and liabilities of Seller to the extent that they are attributable to or arise out of that certain litigation styled Smith Production Inc. v. Zeke Paul, filed in Cause No. 69279 in Liberty County, Texas.”

2. Section 11.3(b) of the Agreement is amended as follows:

(a) the period (ending punctuation) at the end of 11.3(b)(ix) is deleted and replaced with a semi-colon as ending punctuation;

(b) the word “OR” is inserted at the end of 11.3(b)(ix) after the semi-colon; and

(c) the following text is added as a new 11.3(b)(x):

(x) that certain litigation styled Smith Production Inc. v. Zeke Paul, filed in Cause No. 69279 in Liberty County, Texas.

3. Section 11.5 of the Agreement is amended by adding the following text: “Purchaser’s Indemnification Obligations in Section 11.3(b)(x) shall terminate after that certain litigation styled Smith Production Inc. v. Zeke Paul, filed in Cause No. 69279 in Liberty County, Texas has been finally resolved or settled by all parties to said lawsuit by entry of a non-appealable, final judgment in a court of competent jurisdiction or by a final settlement agreement.

To the extent that any other provisions in the Agreement require amendment in order to make the context of such provisions correct as the result of the foregoing amendments, all such provisions in the Agreement that require amendment are deemed to be amended.

As amended herein, the Agreement is hereby adopted, ratified and confirmed as being in full force and effect.

This Amendment shall be binding on each party that executes same, regardless of whether the Amendment is executed by all of the parties who are named below. The provisions of this Amendment shall be binding upon and inure to the benefit of each signatory party and their respective successors and assigns.

This Amendment may be executed in one or more counterparts, each of which shall have the same force and effect as an original, and each counterpart shall be binding upon the parties executing the same.

IN WITNESS WHEREOF, this Amendment is executed as of the dates shown below to be effective as of November 16, 2006.

Smith Production Inc.

By:	/s/ Glenn R. Smith
Glenn R. Smith, President
Date: January 31, 2007

Edge Petroleum Exploration Company

By:	/s/ C. W. MacLeod
C.W. MacLeod
Senior Vice President Business Development and Planning
Date: January 31, 2007